Exhibit 99.1

SEQUOIA MORTGAGE TRUST 2010-H1

Written Direction of Securities Administrator to Trustee to Adopt Plan of Liquidation

October 26, 2015

Wells Fargo Bank, N.A., as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager – Sequoia Mortgage Trust 2010-H1

Pursuant to Section 7.03(a)(i) of that certain Amended and Restated Pooling Agreement dated as of January 1, 2014 by and among Sequoia Residential Funding, Inc., as depositor, Citibank, N.A., as securities administrator (the “Securities Administrator”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), the undersigned Securities Administrator hereby directs the Trustee to adopt the plan of liquidation in the form attached hereto.

CITIBANK, N.A., as Securities Administrator

/s/ Karen Schluter

Name: Karen Schluter

Title: Vice President